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                                                                  EXHIBIT 10.2


                      AMENDMENT No. 1 TO EMPLOYMENT AGREEMENT

                          (Sandra Nusinoff Lehrman, M.D.)

     This Amendment No. 1 dated as of September 21, 1998 between Sandra Nusinoff Lehrman, M.D. (the "Executive") and Genzyme Transgenics Corporation (together with its affiliates and subsidiaries, "GTC"), a Massachusetts corporation amends the Employment Agreement, effective as of July 1, 1998, by and between Executive and GTC (the "Original Agreement").

     GTC and Executive desire to amend the Original Agreement as hereinafter set forth.

     Accordingly, the parties hereto agree as follows:

1.   Amendment to Change in Control Provisions.   Section 4.1(d) of the
Original Agreement shall be amended and restated in its entirety as follows:

               "(d) Executive's employment hereunder may be terminated by Executive within twenty-four months after the occurrence of any one of the following (each, a "Change of Control"):

                    (i) the acquisition (A) by any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934) or (B) by Genzyme Corporation from any party of an amount of GTC's Common Stock so that it holds or controls 50% or more of GTC's Common Stock;

                    (ii) a merger or similar combination after which 49% or more of the voting stock of the surviving corporation is held by persons who were not stockholders of GTC immediately prior to such merger or combination; or

                    (iii) a merger or similar combination in which GTC is not the surviving corporation; or

                    (iv) an acquisition, merger or similar combination or a divestiture of a substantial portion of GTC's business after which the Executive's role is not substantially the same as such role prior to the transaction; or

                    (v) the election by the stockholders of GTC of 20% or more of the directors of GTC other than pursuant to nomination by GTC's management; or

                    (vi) the sale by GTC of all or substantially all of its assets or business."


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2.   Miscellaneous.

     2.1 Binding Effect. Except as amended hereby, the Original Agreement shall remain in full force and effect, and, as amended hereby, shall inure to the benefit of and be binding upon the parties hereto and their successors, assigns, heirs and personal representatives.

     2.2 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and shall together constitute one and the same instrument.

     2.3 Severability. If any provision hereof shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein. If any provision hereof shall for any reason be held by a court to be excessively broad as to duration, geographical scope, activity or subject matter, it shall be construed by limiting and reducing it to make it enforceable to the extent compatible with applicable law as then in effect.

     2.4 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its conflict-of-law provisions.

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first written above.

                                      EXECUTIVE


                                      /s/ Sandra Nusinoff Lehrman
                                      ----------------------------------------
                                      Sandra Nusinoff Lehrman, M.D.


                                      GENZYME TRANSGENICS CORPORATION


                                      By: /s/ James A. Geraghty
                                          ------------------------------------
                                      Title:  Chairman of the Board


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